Exhibit 99.2

PRELIMINARY COPY

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 1:00 a.m., Eastern Time, on November 19, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/AVDR delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AVDR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + 1. To approve the Merger (as defined below) and adopt the Agreement and Plan of Merger, dated as of August 7, 2019 (the “Merger Agreement”), by and among Avedro, Inc., a Delaware corporation (“Avedro”), Glaukos Corporation, a Delaware corporation (“Glaukos”) and Atlantic Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Glaukos (“Merger Sub”), pursuant to which Merger Sub will merge with and into Avedro, with Avedro continuing as the surviving corporation (the “Merger”), and the other transactions contemplated by the Merger Agreement (the “Merger Proposal”). For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation payments that will or may be paid by Avedro to its named executive officers and a certain named executive officer of Glaukos who is a former director of Avedro, that is based on, or otherwise relates to, the Merger (the “Compensation Proposal”). 3. To approve adjournments of the Special Meeting of Avedro Stockholders (the “Special Meeting”), if necessary or appropriate, to solicit additional proxies if sufficient votes to approve the Merger Proposal have not been obtained by Avedro (the “Adjournment Proposal”). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMM C 1234567890 J N T 3 4 8 6 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 034WFC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends you vote FOR proposals 1, 2 and 3. Special Meeting Proxy Card1234 5678 9012 345

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + AVEDRO, INC. Special Meeting of Stockholders November 19, 2019, 9:00 a.m. This proxy is solicited on behalf of the Board of Directors of Avedro, Inc. The stockholder(s) hereby appoint(s) Reza Zadno, Ph.D., Thomas E. Griffin and Paul S. Bavier, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVEDRO, INC. that the stockholder(s) are entitled to vote at the Special Meeting on November 19, 2019, at 9:00 a.m. (Eastern Time) at Avedro’s principal executive offices, located at 201 Jones Road, Waltham, Massachusetts 02451, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and no such direction is made, this proxy will have the same effect as voting “FOR” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy — AVEDRO, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AVDR